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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF ARRIS GROUP, INC.
                             AS OF DECEMBER 31, 2001

         Arris Group, Inc. is the holding company for Arris International, Inc. and owns approximately 85% of the Class A membership interest in Arris Interactive L.L.C. (the remaining Class A membership interest is held by Arris International, Inc.). Set forth below are the names of certain subsidiaries, at least 50% owned, directly or indirectly, of Arris Group, Inc. Indirect subsidiaries are direct subsidiaries of the company under which they are indented.



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                                                                   STATE OR OTHER JURISDICTION OF INCORPORATION
                        SUBSIDIARY                                                OR ORGANIZATION
Arris Interactive L.L.C.                                                             Delaware
Arris International, Inc.                                                            Delaware
     Keptel, Inc.                                                                    Delaware
           Keptel de Mexico SA de CV                                                  Mexico
     ANTEC Latin America, Inc. Sucursal Argentina                                   Argentina
     Texscan Corporation                                                              Nevada
          Antec International Corporation                                            Barbados
          ANTEC Europe Limited                                                    United Kingdom
           Texscan de Mexico, S.A., de C.V.                                           Mexico
     Electronic Connector Corporation of Illinois                                    Illinois
     Communicaciones Broadband S.A. de C.V.                                           Mexico
     Power Guard, Inc.                                                               Illinois
     Eletronic System Products, Inc.                                                 Illinois
     ANTEC Foreign Sales Corporation                                                 Barbados
     ANTEC Asset Management Company                                                  Delaware
     ANTEC Licensing Company                                                         Delaware
     Arris International Iberia, S.L.                                                 Spain
     ANTEC do Brasil LTDA                                                             Brazil
     Arris International Netherlands BV                                            Netherlands
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